Exhibit 10.1

EXECUTION VERSION

WATSCO, INC.

Common Stock

($0.50 par value per share)

Third Amended and Restated Sales Agreement

May 3, 2024

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Watsco, Inc., a Florida corporation (the “Company”), confirms its agreement (this “Agreement”) with Robert W. Baird & Co. Incorporated (the “Agent”), as follows. This Agreement amends and restates in its entirety that certain Second Amended and Restated Sales Agreement, dated as of November 3, 2023 (the “Prior Agreement”), by and between the Company and the Agent.

1. Issuance and Sale of Placement Shares.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares (the “Placement Shares”) of the Company’s common stock, $0.50 par value per share (the “Common Stock”), having a maximum aggregate offering price of up to $400,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 relating to the issuance and sale of Placement Shares not in excess of the Maximum Amount pursuant to this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance, provided that the Agent strictly follows the trading instructions provided by the Company pursuant to each Placement Notice. The issuance and sale of Placement Shares through the Agent shall be effected pursuant to the Registration Statement (as defined below).

The Company agrees that whenever it determines to sell Placement Shares directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 6(e) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-260758), including a base prospectus, relating to certain securities, including the Common Stock, to be offered from time to time by the Company (as amended or supplemented from time to time, the “Base Prospectus”), and incorporating by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”). The Company has prepared and filed with the Commission a prospectus supplement to the Base Prospectus specifically relating to the Prior Agreement (as amended or supplemented from time to time, the “Prospectus Supplement”). Promptly after execution and delivery of this Agreement, the Company will file a supplement to the Prospectus Supplement specifically relating to the Placement Shares in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). The Company will furnish to the Agent, for use by the Agent, copies (which may be in electronic form) of the Base Prospectus, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as amended by any post-effective amendments thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act, as well as any comparable successor registration statement filed by the Company for the sale of shares of the Placement Shares, collectively are herein called the “Registration Statement.” The Base Prospectus, as supplemented by the Prospectus Supplement, including the documents incorporated by reference therein, in the form in which such Base Prospectus and such Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any then issued “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (“Rule 433”) relating to the Placement Shares is herein called an “Issuer Free Writing Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or, if applicable, the Interactive Data Electronic Applications (collectively, “EDGAR”).

2. Placements.

On each Trading Day that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Agent by email notice or by telephone notice followed by email confirmation (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Placement Shares to be sold, which shall at a minimum include the number of Placement Shares to be issued and sold on such day and any minimum price below which sales shall not be made. A form of Placement Notice, which contains such minimum required sales parameters, is attached hereto as Exhibit A. A Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), as amended in writing by the Company from time to time, and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as amended in writing from time to time by the Agent. Each Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Agent declines to accept the terms contained therein for any reason in its sole discretion (which notice shall be effective upon transmission), (ii) the entire amount of the Placement Shares to be sold pursuant to such Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company or the Agent suspends or terminates such Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those set forth in such Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 1 and shall not exceed 2.0% of the gross sales price for such Placement Shares. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement Notice or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. Notwithstanding anything to the contrary contained herein, no Placement Notice shall be delivered by the Company and, by notice to the Agent given by telephone (confirmed promptly by email), the Company shall cancel any previously delivered Placement Notice, and the Agent shall not be obligated to offer or sell any Placement Shares (a) at any such time as the Company’s directors and officers would not then be permitted to buy or sell securities of the Company in the open market under the Company’s insider trading policy, (b) at such time when the Company is in possession of material nonpublic information, or (c) at any time from and including the date that is five (5) Business Days before the end of each fiscal quarter through and including the time that the Company files (each, a “Filing Time”) (1) in the case of the Company’s first three fiscal quarters, a Quarterly Report on Form 10-Q that includes the Company’s consolidated financial statements for that fiscal quarter or (2) in the case of the Company’s last fiscal quarter, an Annual Report on Form 10-K that includes the Company’s consolidated financial statements for the prior fiscal year, provided, that, in the event the Company has not issued a press release containing, or otherwise publicly announced, its earnings, revenues or other results of operations for that fiscal quarter at least 24 hours prior to the applicable Filing Time, the restricted period in this clause (c) shall continue through and including the time that is 24 hours after the applicable Filing Time. In the event of a conflict between the terms of this Agreement and the terms of any Placement Notice, the terms of such Placement Notice will control (unless such Placement Notice is declined, suspended or otherwise terminated in accordance with the terms of this Agreement).

3. Sale of Placement Shares by the Agent.

On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its customary trading and sales practices to sell such Placement Shares up to the amount specified in such Placement Notice, and otherwise in accordance with the terms of such Placement Notice. The Agent acting under a Placement Notice will provide written confirmation to the Company (which may be sent by email correspondence to the persons identified on

Schedule 2), no later than the opening of the Trading Day immediately following the Trading Day on which sales of Placement Shares have been made hereunder, setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. The Agent may sell Placement Shares in ordinary brokers’ transactions (whether or not solicited), to or through a market maker, directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or through a combination of any such methods of sale. During the term of this Agreement and notwithstanding anything to the contrary herein, the Agent agrees that in no event will it or any affiliate of the Agent engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock if such activity would be prohibited under Regulation M under the Exchange Act (“Regulation M”) or other anti-manipulation rules under the Securities Act. For purposes of this Agreement, “Trading Day” means any day on which shares of the Common Stock may be purchased and sold on the New York Stock Exchange (“NYSE”).

4. Suspension or Termination of Sales.

The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, as amended from time to time, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2, as amended in writing from time to time by the applicable party), suspend or terminate any sale of Placement Shares; provided, however, that such suspension or termination shall not affect or impair the other party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as amended in writing from time to time.

5. Representations and Warranties of the Company

The Company represents and warrants to the Agent that as of the date hereof, each Representation Date (as defined below), the time of delivery of each Placement Notice, the time of each sale of any Placement Shares pursuant to this Agreement and each Settlement Date:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act, and was filed not earlier than three years prior to the date hereof; the Registration Statement became effective on filing; and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

(b) No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(c) For the purposes of this Agreement, the “Applicable Time” means, with respect to any Placement Shares, the time of sale of such Placement Shares pursuant to this Agreement; the Prospectus, as of each Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of each Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Agent Information (as defined below).

(d) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and at such time none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed by the Company with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information; and no such documents were filed by the Company with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(e) The Registration Statement conforms, and conformed as of the time of its effectiveness, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and do not and will not, as of (i) the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and (ii) each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information.

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or, which, taken as a whole, would be reasonably expected to have a Material Adverse Effect (as defined below); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(g) The Company and its subsidiaries have good and marketable title in fee simple or have valid rights to lease or otherwise use all real property, and good and marketable title to, or valid rights to lease or otherwise use, all personal property, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made of such property by the Company and its subsidiaries, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Florida, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than any failure to be so qualified and in good standing as a foreign corporation that would reasonably be expected to have a Material Adverse Effect; and each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Company has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of its jurisdiction of organization and each has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, other than any failure to be so qualified and in good standing as a foreign entity that would reasonably be expected to have a Material Adverse Effect.

(i) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description contained in the Prospectus; and all of the issued shares of capital stock or other equity interests of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no holders of the securities of the Company or any of its significant subsidiaries having rights to registration thereof that have not been fully exercised or waived (except as otherwise described in the Prospectus) or pre-emptive rights to purchase capital stock of the Company.

(j) The Placement Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and conform to the description thereof contained in the Prospectus.

(k) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its significant subsidiaries, except in the case of clauses (i) and (iii) as would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale of the Placement Shares by the Agent.

(l) Neither the Company nor any of its significant subsidiaries is (a) in violation of its Articles of Incorporation, By-laws or similar organizational documents or (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of this clause (b) would reasonably be expected to have a Material Adverse Effect.

(m) The statements set forth in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Placement Shares, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(n) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the general affairs, management, shareholders’ equity, current or future consolidated financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or, to the knowledge of the Company, contemplated by governmental authorities or by others.

(o) The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Placement Shares in reliance on the exemption of Rule 163 under the Securities Act and (iv) as of the date hereof, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(q) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act.

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of the most recent evaluation by the Company’s management pursuant to Rule 13(a)-15(c), and, except as set forth in the Prospectus, as of the date of the Company’s management’s most recent evaluation pursuant to Rule 13(a)-15(d), there had been no changes in the Company’s internal control over financial reporting in the quarter to which such evaluation related that had materially affected, or were reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weaknesses in its internal control over financial reporting.

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as the most recent evaluation by the Company’s management pursuant to Rule 13a-15(b).

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(w) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or (ii) the Bribery Act 2010 of the United Kingdom; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, advisor, investor or otherwise) of Sanctions.

(z) Except as would not reasonably be expected to have a Material Adverse Effect or except as described in the Prospectus, each of the Company and its subsidiaries owns or possesses, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business and neither the Company nor any such subsidiary has received written notice of or conflict with asserted rights of any third party with respect to any of the foregoing.

(aa) Except as described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that would not reasonably be expected to have a Material Adverse Effect.

(bb) Except as described in the Prospectus, there is no claim or environmental remediation project pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, state, local or foreign law, statute, regulation, binding ordinance, order, judgment, decree or rule (including rule of common law) now in effect concerning or governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials.

(cc) Except as described in the Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent.

(dd) Except as described in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

(ee) Except as described in the Prospectus, the Company and each of its subsidiaries have filed all material federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid (except for taxes currently being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP in the financial statements of the Company), and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets which would reasonably be expected to have a Material Adverse Effect.

(ff) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(gg) Except in each case for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan (“Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (other than a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), for which the Company or its subsidiaries would have any liability has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan; (v) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a Multiemployer Plan); and (vi) there is no pending audit or, to the Company’s knowledge, investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan.

(hh) Except as described in the Prospectus or as would not have a Material Adverse Effect, the Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of its business and the value of its properties.

(ii) The interactive data in eXtensible Business Reporting Language included in the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule.

(kk) The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses (to the extent such Personal Data is required to be kept in confidence under applicable law). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; and (iii) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act. To the Company’s knowledge there have been no material breaches, violations, outages or unauthorized uses of the IT Systems or Personal Data or accesses to the same. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

6. Sale and Delivery; Settlement.

(a) Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Shares, (ii) the Agent will not incur any liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Agreement and (iii) the Agent shall not be under any obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a Terms Agreement.

(b) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, prior to May 28, 2024, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day, and on and after May 28, 2024, on the first (1st) Trading Day (or, in each case, such earlier day as is then industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Shares were sold, after deduction of (i) the Agent’s commission, discount or other compensation for such sale payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold, which will be in book-entry form, by crediting, or causing to be credited, the Agent’s or its designee’s account at the Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which Placement Shares in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent acting under the applicable Placement Notice will deliver the related Net Proceeds in same-day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company will, in addition to, and in no way limiting, the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the number of Placement Shares sold pursuant to this Agreement or any Terms Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement and any Terms Agreement, the Maximum Amount, (B) the dollar amount of securities available for offer and sale under the currently effective Registration Statement and (C) the number of shares of Common Stock authorized by the Company’s board of directors to be issued and sold from time to time under this Agreement (if different than the Maximum Amount, the Company will notify the Agent in writing of the number of shares of Common Stock so authorized). Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing.

(e) No Obligation to Purchase Placement Shares as Principal. The Agent shall not have any obligation to purchase Placement Shares as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth in a Terms Agreement. The Agent’s commitment to purchase Placement Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company and performance by the Company of its covenants and other obligations herein contained, and shall be subject to the applicable terms and conditions herein set forth. With respect to a Terms Agreement, the Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 7(l), (m) and (n), respectively, hereof in respect of such Terms Agreement. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control. For the avoidance of doubt, nothing contained in this Section 6(e) shall limit or modify the Agent’s obligations under Section 6(a).

7. Covenants of the Company.

The Company covenants and agrees with the Agent as follows:

(a) Filings, Amendments and Notices. To prepare a supplement to the Prospectus in a form approved by the Agent, acting reasonably, and to file such supplement pursuant to Rule 424(b) not later than the Commission’s close of business on the date of the execution and delivery of this Agreement. During any period when the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Placement Shares (the “Prospectus Delivery Period”), to make no amendment or any supplement to the Registration Statement or the Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) prior to any Settlement Date, which amendment or supplement shall be disapproved by the Agent, acting reasonably, promptly after reasonable notice thereof; provided, that ordinary course filings of the Company under the Exchange Act shall not require provision to the Agent prior to filing, and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period; during the Prospectus Delivery Period, to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of any notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, subject to the Company’s right to terminate this Agreement pursuant to Section 11, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Delivery of Registration Statement and Subsequent Changes. During the Prospectus Delivery Period, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the Prospectus as then amended or supplemented in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the Securities Act. During the Prospectus Delivery Period, if (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus, to file any post-effective amendment to the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Agent to suspend the offering of Placement Shares during such period, and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and to prepare and furnish without charge to the Agent and to any dealer in securities as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance. Notwithstanding the foregoing, the Company will not be required to furnish any document (other than the Prospectus) if such document is available on EDGAR.

(c) Blue Sky. The Company will promptly furnish such information or to take such action as the Agent may reasonably request and otherwise to qualify the Placement Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions (domestic and foreign) as the Agent shall reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Placement Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Placement Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(d) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, under Rule 158). For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(d).

(e) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the registration and delivery of the Placement Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, and amendments, supplements and exhibits to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Agent and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Placement Shares to the Agent, including any transfer or other taxes payable thereon; (iii) the cost of printing and producing any securities or blue sky memorandum in connection with the offer and sale of the Placement Shares under the securities laws of the jurisdictions in which the Placement Shares may be offered or sold and all expenses in connection with the qualification of the Placement Shares for offer and sale under such securities laws as provided in Section 7(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the securities or blue sky memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Agent in connection with the review and qualification of the offering of the Placement Shares by FINRA; (v) all costs and expenses incident to listing the Placement Shares on the NYSE; (vi) the costs and charges of any transfer agent, registrar or depositary; (vii) the document production charges and expenses associated with preparing, printing and delivering to the Agent this Agreement; (viii) all expenses in connection with any offer and sale of the Placement Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection with such offers and sales outside of the United States; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(e); provided, however, that the liability of the Company for fees and disbursements of counsel for the Agent pursuant to clauses (iii), (iv) and (viii) shall not exceed $10,000 in the aggregate; provided, further, however, that the Company shall have no obligation in respect of such reimbursement to the Agent following any termination date, if the Agent shall have terminated this Agreement pursuant to clause (ii) of Section 11(a). Such expenses shall be due and payable by the Company within five (5) Business Days following the date on which the Agent provides documentation of such fees.

(f) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Placement Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(h) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide the Agent with one day’s prior written notice, or, in the event that the average daily trading volume (as defined under Regulation M) of the Common Stock falls below $100,000, five days’ written notice, before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any employee or director stock option or benefits plan or stock purchase plan, (ii) the issuance or sale of shares of Common Stock or pursuant to any dividend reinvestment plan that the Company may adopt from time to time, or (iii) the issuance of shares of Common Stock upon the exercise of any outstanding warrants, options or other rights in effect or outstanding as of the date of such Placement Notice as disclosed in filings by the Company available on EDGAR on such date.

(i) Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

(j) Due Diligence Cooperation. At each Representation Date, and at such other times as may be reasonably requested by the Agent in connection with an offering of Placement Shares, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(k) Required Filings Relating to Placement of Placement Shares. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in the discretion of the Company, in a current report on Form 8-K the amount of Placement Shares, if any, sold through the Agent during the applicable period, together with any other information that the Company reasonably believes is required to comply with the Securities Act and the Exchange Act.

(l) Representation Dates; Certificate. Each time the Company: (i) files the Prospectus relating to the Placement Shares or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K under the Exchange Act) (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit B within three (3) Trading Days following any Representation Date, unless waived. The requirement to provide a certificate under this Section 7(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending or a suspension is in effect in accordance with Section 4, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(l), then at such time as the Company delivers the Placement Notice, and in any event prior to the Agent’s sale of any Placement Shares, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit B, dated the date of the Placement Notice.

(m) Legal Opinion. On the date of this Agreement, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(l) was in effect, unless the Agent agrees otherwise, the Company shall cause to be furnished to the Agent a written opinion and customary negative assurance letter of Greenberg Traurig P.A., counsel for the Company (“Company Counsel”), dated the date such opinion letter and negative assurance letter are required to be delivered, in form and substance reasonably satisfactory to the Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. In lieu of the opinion and negative assurance letter of Company Counsel required to be furnished to the Agent pursuant to this Section 7(m) on subsequent Representation Dates, Company Counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as then amended or supplemented).

(n) Comfort Letters. On the date of this Agreement, the Company shall cause its independent accountants (and/or any other independent accountants whose report is included in the Registration Statement or the Prospectus), to furnish the Agent with a letter (the “Initial Comfort Letter”) in form and substance reasonably satisfactory to the Agent (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act, and the PCAOB, and (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. Within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable, the Company shall cause such independent accountants to provide a supplemental comfort letter (a “Supplemental Comfort Letter”) to the Agent which shall state that such auditors have followed such procedures as they deemed necessary to determine that no changes or modifications to the Initial Comfort Letter are necessary except as set forth in such Supplemental Comfort Letter, together with a customary “circle up” of the relevant sections of any Form 10-Q, Form 10-K or other documents filed by the Company with the Commission since the Initial Comfort Letter and not covered by a prior Supplemental Comfort Letter and incorporated or deemed to be incorporated by reference in the Registration Statement; provided, however, that such circle up will not be required for any Form 10-Q not otherwise covered if the Company has filed a Form 10-K subsequent to the filing of such Form 10-Q.

(o) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Placement Shares to be issued and sold pursuant to this Agreement other than the Agent; provided, however, the Company may bid for and purchase Common Stock in accordance with Rule 10b-18 under the Exchange Act to the extent permissible under Regulation M.

(p) Filings with the NYSE. The Company will timely file with the NYSE (and/or the Company’s then principal trading market for its Common Stock) all material documents and notices required by the NYSE (or such other principal trading market) of companies that have or will issue securities that are traded on the NYSE (or such other principal trading market).

(q) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(r) No Offer to Sell. The Company represents and agrees that it has not made and, without the prior consent of the Agent, will not make any offer relating to the Placement Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, and the Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(s) No Other Prospectuses. The Company will not, at any time at or after the execution of this Agreement, offer or sell any Placement Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Placement Shares, except in each case other than the Prospectus.

(t) Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles, (iii) receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company is made known to them, particularly during the period in which such periodic reports are being prepared.

(u) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(v) Listing. The Company will use its best efforts to cause the Placement Shares to be listed on the NYSE and any other principal trading market for the Common Stock.

(w) Available Shares. The Company will ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out its authorized but unissued shares of Common Stock, of the Maximum Amount.

8. Conditions to the Agent’s Obligations.

The obligations of the Agent hereunder with respect to a Placement Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and to the continuing satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective, Filings Made. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice; all filings with the Commission required by Rule 424(b) to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by the Securities Act and all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b) No Material Notices or Events. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Base Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus shall have been initiated or, threatened by the Commission; all requests for additional information on the part of the Commission or any other federal or state governmental authority shall have been complied with to the Agent’s reasonable satisfaction; there shall have been no receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and there shall have been no occurrence of any event that makes any statement of material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Material Changes. Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any change, or any development involving a prospective change, which, taken as a whole, would be reasonably expected to have a Material Adverse Effect.

(d) Opinion of Company Counsel. The Agent shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and letter are required pursuant to Section 7(m).

(e) Comfort Letters. The Agent shall have received the Initial Comfort Letter and any update letters required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such letters is required pursuant to Section 7(n).

(f) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(g) Opinion of Counsel for Agent. The Agent shall have received from Morrison & Foerster LLP, counsel for the Agent, such opinion or opinions, with respect to such matters as the Agent may reasonably require, and a customary negative assurance letter on or before the date hereof.

(h) No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE.

(i) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

(j) Termination of Agreement. If any condition specified in this Section 8, shall not have been fulfilled when and as required to be fulfilled this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7(e). Notice of such cancellation shall be given in writing and addressed to each of the individuals of the Company set forth on Schedule 2.

(k) No Termination Event. This Agreement shall not have been terminated, and no notice of termination shall have been delivered, pursuant to Section 11.

9. Indemnification and Contribution.

(a) Company Indemnification. The Company will indemnify and hold harmless the Agent, each officer and director of the Agent, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each broker-dealer affiliate of the Agent, against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for documented legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent as aforesaid consists of the third paragraph of the Plan of Distribution section of the Prospectus Supplement (collectively, the “Agent Information”).

(b) Agent Indemnification. The Agent will indemnify and hold harmless the Company and the directors and officers of the Company, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Agent Information; and will reimburse the Company for documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Procedure. Promptly after receipt by an indemnified party under subsection (a), or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent such indemnifying party is prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the parties hereto shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agent from the sale of Placement Shares on behalf of the Company. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Agent shall not be required to contribute any amount in excess of the amount of the aggregate commissions received by the Agent under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations under this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified person at law or in equity.

10. Representations and Agreements to Survive Delivery.All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their respective officers who sign the Registration Statement or any directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefore or (iii) any termination of this Agreement.

11. Termination.

(a) Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) upon the occurrence of the events described in Section 8(c) or (ii) should there have occurred (1) a suspension or material limitation in trading in securities generally on the NYSE; (2) a suspension or material limitation in trading in the Company’s securities on the NYSE; (3) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (4) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (5) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (4) or (5) in the sole judgment of the Agent, makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares.

(b) Termination by the Company. The Company shall have the right to terminate this Agreement by giving notice as specified herein to the Agent.

(c) Termination by the Agent. In addition to the rights set forth in Section 11(a), the Agent shall have the right to terminate this Agreement by giving three (3) days’ notice to the Company.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount of Placement Shares through the Agent pursuant to this Agreement and any Terms Agreement.

(e) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date specified in such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f) Survival. The provisions of Sections 5, 7(e), 9, 10, 12(a), 12(e), 12(f) and 12(g) hereof and this Section 11(f) and the obligation herein to pay any discount, commission or other compensation accrued, but unpaid, shall survive any expiration or termination of this Agreement.

12. Miscellaneous.

(a) Notices. Except as otherwise set forth in this Agreement, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and effective only on receipt, unless otherwise specified in this Agreement, and, if to the Agent, such notice shall be delivered, mailed or sent to the Agent at Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department and if to the Company, such notice shall be delivered, mailed or sent to the Company at to the address of the Company set forth on the cover of the Registration Statement, Attention: Ana Menendez, Chief Financial Officer and Barry S. Logan, Executive Vice President.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., Eastern time, on a Business Day (as hereinafter defined) or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

(b) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and, to the extent provided by Section 9, the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in Section 9. No party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

(c) Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Common Stock.

(d) Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof, including the Prior Agreement. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

(e) Applicable Law; Process. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws of any jurisdiction that would cause the application of the laws of any jurisdiction other than the laws of the State of New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(f) Waiver of Jury Trial. EACH OF THE COMPANY AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) Specified Courts. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(h) Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or other electronic transmission, including by email attachment.

13. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a) the Company is a sophisticated business enterprise that has retained the Agent for the limited purposes set forth in this Agreement, and the Agent’s and the Company’s respective rights and obligations are contractual in nature;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d) the Company disclaims any intention to impose fiduciary obligations on the Agent by virtue of the engagement contemplated by this Agreement;

(e) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in the Common Stock; and

(g) the Company waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect to such fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, partners, employees or creditors of the Company.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the parties.

Very truly yours,

WATSCO, INC.

By:	/s/ Barry Logan
Name: Barry Logan
Title: Executive Vice President & Secretary

CONFIRMED AND ACCEPTED,
as of the date first above written

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director

[Signature Page to Sales Agreement]

SCHEDULE 1

The Agent shall be paid compensation equal to up to 2.0% of the gross proceeds from the sale of Placement Shares pursuant to the terms of this Agreement.

SCHEDULE 2

Placement Notice Authorized Personnel

Company:

Name	Title	Email Address

Albert H. Nahmad	Chairman & CEO	anahmad@watsco.com

With a Copy to:
Name	Title	Email Address

Aaron J. Nahmad	Co-Vice Chairman & President	ajnahmad@watsco.com

Barry Logan	Executive Vice President & Secretary	blogan@watsco.com

Ana Menendez	Chief Financial Officer & Treasurer	amenendez@watsco.com

Shannon Savage	Vice President, External Reporting	ssavage@watsco.com

Agent:

Name	Title	Email Address

Sandy Walter	Managing Director	swalter@rwbaird.com

Barbara Nelson	Senior Vice President	banelson@rwbaird.com

Matt Gailey	Vice President	mgailey@rwbaird.com

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: Watsco, Inc.

To: Robert W. Baird & Co. Incorporated

Cc:

Subject: Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Third Amended and Restated Sales Agreement by and between Watsco, Inc. (the “Company”) and Robert W. Baird & Co. Incorporated (the “Agent”) dated May 3, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [_] shares of the Company’s common stock, $0.50 par value per share, at a market price per share of not less than $[_].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MAXIMUM AGGREGATE OFFERING PRICE AND THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.]

EXHIBIT B

FORM OF OFFICERS’ CERTIFICATE

Date:_______________

Pursuant to Section 7(l) of the Third Amended and Restated Sales Agreement (the “Agreement”), dated as of May 3, 2024, by and between Watsco, Inc. (the “Company”) and Robert W. Baird & Co. Incorporated (the “Agent”), the undersigned [_], [_] of the Company, hereby represents and warrants, on behalf of the Company and not individually, to the Agent that, as of the date first set forth above:

1. The representations and warranties of the Company in the Agreement, are true and correct as if made at and as of such date, except that representations and warranties of the Company in the Agreement that refer to specific dates are true and correct at and as of such respective dates.

2. The Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

Name:
Title:
Date:

Annex I

Watsco, Inc.

Common Stock

($0.50 par value per share)

TERMS AGREEMENT

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, WI 53202

Ladies and Gentlemen:

Watsco, Inc., a Florida corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Third Amended and Restated Sales Agreement, dated May 3, 2024 (the “Sales Agreement”), between the Company and Robert W. Baird & Co. Incorporated (the “Agent”), to issue and sell to the Agent as principal for resale (the “Underwriter”), and the Underwriter agrees to purchase from the Company the shares of Common Stock specified in the Schedule A (the “[Initial]* Securities”), on the terms specified in Schedule A. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [•] shares of Common Stock specified in Schedule A (the “Option Securities,” and together with the Initial Securities, the “Securities”) at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for [30] days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 7(l), (m) and (n), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the [Initial]* Securities shall be made at the offices of [_], [_], or at such other place as shall be agreed upon by the Underwriter and the Company, at [_] A.M./P.M. (Eastern time) on the [second][third] (or [third][fourth], if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) Business Day after the date hereof**, or such other time not later than ten Business Days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.]

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Securities to the Underwriter.

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,]* the Applicable Time [and any Date of Delivery].*

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Watsco, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Robert W. Baird & Co. Incorporated

By:
Name:
Title:

*	Include only if the Underwriter has an option to purchase additional shares of Common Stock from the Company.
**	If executed following a change in industry practice for regular-way trading, adjust accordingly.